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[UNITED BANCORP, INC. LOGO]                                           EXHIBIT 99
                                                                      ----------

P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK  Fax:740/633-1448
We are United to Better Serve You

================================================================================
PRESS RELEASE
================================================================================
UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact:  James W. Everson              Randall M. Greenwood
          Chairman, President and CEO   Senior Vice President, CFO and Treasurer
Phone:    (740) 633-0445 Ext. 120       (740) 633-0445 Ext. 181
          ceo@unitedbancorp.com         cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:     3:30 PM      July 22, 2004

SUBJECT:  UNITED BANCORP, INC. REPORTS AN EARNINGS PER SHARE INCREASE OF 6% FOR
          THE SIX-MONTHS ENDED JUNE 30, 2004.

MARTINS FERRY, OHIO --- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in
Martins Ferry, Ohio reported earnings of $1,731,000 compared to $1,630,000 for the six-months ended June 30, 2004 and 2003, respectively. On a per share basis, basic earnings per share were $0.50 for the six-months ended June 30, 2004 compared to $0.47 for the same period in 2003, an increase of 6%. Second quarter earnings were $0.25 per share compared to $0.24 in 2003, an increase of 4%.
Earnings per share data for the 2003 quarter gives effect to the 10% share dividend paid in December 2003.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP remarked, "Six-month earnings generated an annualized 0.90% return on average assets ("ROA") and an annualized 10.6% return on average equity ("ROE") compared to 0.89% ROA and 10.1% ROE for the same period in 2003". Greenwood also indicated that United Bancorp, Inc's 2004 six-month earnings have benefited from the steady growth of loans along with continued reduction in interest expense and noninterest expenses. With the current interest rate environment, the Company has experienced a slow-down in the fixed rate residential mortgage activity, resulting in a decrease in net realized gains on the sale of loans of $66,000 from six-months ended June 30 2004, to same period in 2003. The
Company's realized gains from the sale of securities totaled $95,000 for the six-months ended June 30, 2004 compared to $282,000 for the six-months ended
June 30, 2003, a decrease of $187,000. This decrease was more than offset by the decrease in noninterest expense of $276,000 and the increase in income from service charges of $109,000, both of which contributed to the core earnings increase for the six months ended June 30, 2004.

James W. Everson, Chairman, President & CEO, stated, "Our increase in consolidated earnings performance is attributed to the continuing growth in earnings at our Community Bank affiliate, which has been previously forecast.
Community contributed $298,806 to UBCP's net income for the six months ended
June 30, 2004. Compared to the six-months ended June 30, 2003, Community's net income increased $306,068 for the six-months. The increase in net income at Community was the main reason for UBCP's 6% increase in earnings per share for the six months ended June 30, 2004." Everson concluded by stating, "we continue to view 2004 as another year of positive growth in earnings for UBCP."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $393 million and total shareholders' equity of approximately $31 million as of June 30, 2004.
Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, and an Operations Center located in Ohio serving
Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas
Counties. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq
Stock Market under the symbol UBCP, Cusip #909911109.


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                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                      UBCP


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

                                                         FOR THE THREE MONTHS ENDED JUNE 30,         %
                                                               2004            2003               CHANGE
                                                         -------------    ------------------      --------
EARNINGS
    Total interest income                                $   5,096,483    $   5,080,243              0.32%
    Total interest expense                                   1,862,511        1,954,017             -4.68%
                                                         -------------    -------------
    Net interest income                                      3,233,972        3,126,226              3.45%
    Provision for loan losses                                  199,500          150,000             33.00%
    Service charges on deposit accounts                        330,636          278,206             18.85%
    Net realized (losses)/gains of sales on securities         (15,272)          79,952           -119.10%
    Net realized gains on sale of loans                         13,019           54,395            -76.07%
    Other noninterest income                                   205,013          267,874            -23.47%
    Total noninterest expense                                2,438,167        2,568,125             -5.06%
    Income tax expense                                         254,705          261,300             -2.52%
                                                         -------------    -------------
    Net income                                                 874,996          827,228              5.77%
PER SHARE
    Earnings per common share - Basic                      $      0.25      $      0.24              4.17%
    Earnings per common share - Diluted                           0.25             0.24              4.17%
    Cash Dividends paid                                           0.13             0.12              8.33%
SHARES OUTSTANDING
    Average - Basic                                          3,471,118        3,502,538             -----
    Average - Diluted                                        3,480,961        3,516,157             -----





                                                        FOR THE SIX MONTHS ENDED JUNE 30,             %
                                                              2004            2003                  CHANGE
                                                        --------------    --------------            -------
EARNINGS
    Total interest income                               $   10,123,932    $   10,294,895            -1.66%
    Total interest expense                                   3,744,605         3,983,333            -5.99%
                                                        --------------    --------------
    Net interest income                                      6,379,327         6,311,562             1.07%
    Provision for loan losses                                  339,000           300,000            13.00%
    Service charges on deposit accounts                        635,950           526,493            20.79%
    Net realized gains of sales on securities                   95,286           281,880           -66.20%
    Net realized gains on sale of loans                         24,536            90,521           -72.89%
    Other noninterest income                                   428,127           525,762           -18.57%
    Total noninterest expense                                5,005,653         5,282,036            -5.23%
    Income tax expense                                         487,605           524,429            -7.02%
                                                        --------------    --------------
    Net income                                          $    1,730,968    $    1,629,753             6.21%
PER SHARE
    Earnings per common share - Basic                   $         0.50    $        0.47              6.38%
    Earnings per common share - Diluted                           0.50             0.47              6.38%
    Cash Dividends paid                                           0.26             0.24              8.33%
    Book value (end of period)                                    8.86             9.37             -5.45%
SHARES OUTSTANDING
    Average - Basic                                          3,475,777        3,505,407             -----
    Average - Diluted                                        3,487,421        3,519,002             -----
AT QUARTER END
    Total assets                                         $ 393,181,704    $ 385,185,229              2.08%
    Total assets (average)                                 384,547,000      366,766,000              4.85%
    Other real estate and repossessions                        975,029          689,077             41.50%
    Total loans                                            209,646,517      193,860,271              8.14%
    Non-performing loans                                       278,000          592,000            -53.04%
    Average loans                                          204,388,000      189,582,000              7.81%
    Securities and other restricted stock                  154,495,776      159,357,400             -3.05%
    Shareholders' equity                                    30,750,903       32,854,296             -6.40%
    Shareholders' equity (average)                          32,686,000       32,312,000              1.16%
STOCK DATA
    Market value - last close (end of period)            $       14.12    $       12.59             12.15%
    Dividend payout ratio                                        52.00%           50.98%             2.00%
    Price earnings ratio                                         14.12 x          13.39 x            5.45%
KEY PERFORMANCE RATIOS
    Return on average assets (ROA)                                0.90%            0.89%             1.15%
    Return on average equity (ROE)                               10.59%           10.09%             4.97%
    Net interest margin (FTE)                                     3.70%            3.79%            -2.37%
    Interest expense to average assets                            1.95%            2.17%           -10.25%
    Total allowance loan losses
        to nonperforming loans                                 1052.21%          519.90%           102.39%
    Total allowance loan losses
        to total loans                                            1.40%            1.59%           -12.18%
   Nonperforming loans to total loans                             0.13%            0.31%           -56.58%
   Nonperforming assets to total assets                           0.32%            0.33%            -4.18%
   Net charge-offs to average loans                               0.25%            0.20%            23.48%
   Equity to assets at period end                                 7.82%            8.53%            -8.31%

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The information contained in this press release contains forward-looking statements regarding expected future performances which are not historical facts and which involve risk and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.